EXHIBIT 10.30
SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
SYBASE, INC.
     THIS SECOND AMENDMENT, dated as of the eleventh day of February, 2005, except as otherwise indicated below, by and between Fidelity Management Trust Company (the “Trustee”) and Sybase, Inc. (the “Sponsor”);
WITNESSETH:
     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated May 1, 2000, with regard to the Sybase, Inc. Executive Deferred Compensation Plan (the “Plan”); and
     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 15 thereof;
     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:
     (1) Amending the “investment options” section of Schedules “A,” to add the following:
•	Fidelity Freedom Income Fund

•	Fidelity Freedom 2000 Fund

•	Fidelity Freedom 2005 Fund

•	Fidelity Freedom 2010 Fund

•	Fidelity Freedom 2015 Fund

•	Fidelity Freedom 2020 Fund

•	Fidelity Freedom 2025 Fund

•	Fidelity Freedom 2030 Fund

•	Fidelity Freedom 2035 Fund

•	Fidelity Freedom 2040 Fund
     (2) Amending and restating the “Non-Fidelity Mutual Funds” section of Schedule “B,” as follows:

Non-Fidelity Mutual Funds:	Fees paid directly to Fidelity Investments Institutional Operations Company, Inc. (FIIOC) or its affiliates by Non-Fidelity Mutual Fund vendors shall be posted and updated quarterly on Plan Sponsor Webstation at http://psw.fidelity.com or a successor site.

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

SYBASE, INC.		FIDELITY MANAGEMENT TRUST COMPANY

By:	/S/ Daniel Carl	By:	/S/ signature illegible

Date	February 8, 2005	FMTC Authorized Signatory Date 3/3/2005